Exhibit 99.1

•
•	JDA Software and i2 Technologies	Contact Information
•	JOINT PRESS RELEASE	at End of Release
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JDA Software Group to Acquire i2 Technologies
•	Acquisition Combines Two Industry Leaders Resulting in One of the Most Comprehensive Global Supply Chain Management Offerings

•	Strengthens JDA Market Position with More Than 6,000 Customers, Offering Unparalleled Supply Chain Optimization Solutions Spanning From the Global Manufacturer to Consumer

•	Combined Company Has Annual Revenues of $635 Million From Manufacturing, Wholesale Distribution, Retail and Services Industries

•	Near-Term Financial Synergies of Approximately $20 Million

•	Expands JDA’s Addressable Market to Include Discrete Manufacturers
Scottsdale, Ariz. and Dallas, Texas – August 11, 2008 - JDA® Software Group Inc. (NASDAQ: JDAS) and i2 Technologies, Inc. (NASDAQ: ITWO) today announced the signing of a definitive merger agreement for JDA Software to acquire i2 Technologies, Inc., a leading global provider of supply chain solutions, for an enterprise value of approximately $346 million in cash. The combination of the two companies creates a global leader in the supply chain planning and optimization market. On a pro-forma trailing 12-month basis, the combined company has annual revenues of $635 million, including nearly $300 million of annual maintenance and recurring subscription fees.
     According to JDA Chief Executive Officer Hamish Brewer, the i2 acquisition completes the picture for JDA in the supply chain planning and optimization market.
     “By acquiring i2 we double our addressable market in manufacturing to include discrete manufacturing, complementing our current market leadership in process manufacturing and strengthening our retail and transportation management presence. A major player in the supply chain space for more than 20 years, i2’s world-class customers and employees are the perfect match for JDA. With the experience gained from the successful acquisition of Manugistics in 2006, the addition of i2 is comparatively an incremental and logical step for JDA,” commented Brewer. “We are confident in our abilities to execute and deliver on projected synergies creating significant incremental shareholder value.”
     “In an industry that continues to consolidate, scale matters. In that regard, the combination of these two companies will create one of the world’s strongest, best-of-breed software solution providers focused on
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the global supply chain,” commented Dr. Pallab Chatterjee, i2 Chief Executive Officer. “The combination of i2 and JDA increases the opportunity for expanded expertise, accelerated innovation and even greater value delivery through the joining of some of the best solutions and brightest minds in the industry.”
Snapshot of Combined Company
     By combining JDA and i2, the resulting company will have significantly improved operating leverage and a strong financial position. The near-term cost synergies identified in operations, general, administrative and infrastructure resulting from this combination are expected to produce annual cost savings of approximately $20 million. As a result of the pending Merger, i2 is withdrawing its previously provided outlook for third quarter 2008.
     “In order to avoid equity dilution and maximize our shareholder value, JDA will finance the acquisition using debt. Credit Suisse and Wachovia will be financing the deal,” commented Kristen Magnuson, JDA’s Executive Vice President and Chief Financial Officer. “Consistent with our strategy after the Manugistics acquisition, we will use our significantly expanded cash flow from operations to de-lever as quickly as possible.”

	JDAS	ITWO	Combined
	TTM ended	TTM ended	Company
($ in Millions)	June 30, 2008	June 30, 2008	(Before Synergies)

Revenues:
Software	$73.6	$47.1	$120.7
Maintenance	183.2	88.1	271.3

Product Revenues	256.8	135.2	392.0
Service Revenues	121.0	121.8	242.8

Total Revenues	$377.8	$257.0	$634.8

Operating Income	$44.6	$105.8	$150.4
Net Income	$24.7	$96.0	$120.7
Adjusted EBITDA (1)	$90.5	$45.8	$136.3

Cash Flow from Operations	$88.3	$31.7	$120.0

Employees	1,711	1,309	3,020
Customers	5,700+	400+	6,000+

(1)	See attached reconciliation of Non-GAAP measures of Performance.
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Terms of the Transaction
     Under the terms of the merger agreement, each issued and outstanding share of i2’s common stock will be converted into the right to receive $14.86 per share in cash and each issued and outstanding share of i2’s Series B Convertible Preferred Stock will be converted into the right to receive $1,095.3679 per share in cash plus all accrued and unpaid dividends (the “Merger”). In addition, upon consummation of the Merger the vesting of each outstanding option and restricted stock award for common stock of i2 will accelerate in full and the holders of such equity awards will be entitled to receive $14.86 per share less the exercise price of such equity awards, if any.
     The following table summarizes the estimated cash to be expended to acquire i2 excluding direct costs of the acquisition:

In millions
Cash paid to common equity holders	$343
Cash paid to convertible preferred holders	118

Total equity payments	461
Cash paid to retire convertible debt	107

Total cash to equity holders and to retire debt	568
Less estimated assumed cash balances	(222)

Enterprise value	$346

     Direct costs of the acquisition are currently estimated to be $45 million and include OID and debt issuance costs, investment banker fees, legal costs and change-in-control payments.
     Consummation of the Merger, which is expected to close in fourth quarter 2008, is subject to several closing conditions, including the approval and adoption of the merger agreement by i2’s stockholders, the amendment of i2’s convertible note indenture, expiration or termination of the applicable Hart-Scott-Rodino waiting periods and regulatory and other customary conditions. It will also be necessary to complete JDA’s debt financing arrangements prior to completing the proposed Merger. There can be no assurance that the Merger will be consummated. If i2 or JDA terminates the transaction under certain circumstances, i2 will be required to pay JDA a non-refundable termination fee of $15 million or JDA will be required to pay i2 a non-refundable termination fee of $20 million.
Debt Financing Arrangements
     Concurrent with the execution of the merger agreement, JDA received commitments from Credit Suisse and Credit Suisse Securities (USA) LLC, Wachovia Bank, National Association and Wachovia Capital Markets, LLC to provide up to $450 million of debt financing to complete the i2 acquisition, including $425
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million in term loans and a $25 million revolving credit facility on customary terms and conditions.
     JDA will use the debt financing, net of issuance costs, together with the companies’ combined cash balances at closing, to fund the cash obligations under the merger agreement and related transaction expenses, to repay i2’s convertible debt, to refinance JDA’s existing debt and revolving credit facilities and to provide cash for the combined companies’ ongoing working capital and general corporate needs.
Voting Agreements
     JDA has entered into voting agreements with certain directors and executive officers of i2 and with a significant stockholder of i2, pursuant to which such signatories have agreed to vote in favor of the Merger agreement and against any other proposal or offer to acquire i2. The voting agreements apply to all shares of i2 common stock and Series B Convertible Preferred Stock held by the signatories at the record date for the relevant i2 stockholder meeting. The voting agreements restrict the transfer of shares by the signatories, except under certain limited conditions.
Consent and Conversion Agreements
     Concurrent with the execution of the merger agreement, i2 entered into a Consent and Conversion Agreement (“Conversion Agreement”) with Highbridge International LLC (“Highbridge”) as the holder of a majority or more of its outstanding 5% Senior Convertible Notes (“Notes”) due 2015. In return for i2’s agreement to pay Highbridge a payment of $86.9565 per $1,000 principal amount of Notes (“Consent Premium”), Highbridge has agreed as of the effective time of the Merger, to waive the application of and amend the indenture for the Notes to remove certain covenants and further to convert the Notes at, or within 30 trading days of, the effective time of the merger into cash as provided in the indenture, together with a make whole premium, as provided in the indenture as well as interest through the date of conversion. One-third of the Consent Premium due to Highbridge will be paid by i2 prior to August 13, 2008, with such amount being non-refundable, and the balance will be payable at the effective time of the Merger. Pursuant to the Conversion Agreement, Highbridge also agreed to convey its warrants to i2 as of the effective time of the Merger pursuant to the terms of the warrant agreement. The merger agreement obligates i2 to offer similar arrangements to all holders of the Notes to be effective as of the effective time of the Merger.
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Consent Agreement with Thoma Cressey Bravo Funds
Concurrent with the execution of the Merger Agreement, we also entered into a Consent and Agreement (the “Consent Agreement”) with Thoma Cressey Bravo Funds, as the holders of our Series B Convertible Preferred Stock (the “Series B Stock”) to among other things, agree to the terms and conditions of a Certificate of Amendment to the Certificate of Designations for the Series B Stock to be filed and effective in connection with the closing of the Merger (the “Certificate of Amendment”). The Certificate of Amendment provides for the accrual of cash dividends payable to the holders of the Series B Stock at an annual rate of 12% compounding quarterly during any period after September 6, 2013 if we are unable to redeem the Series B Stock as a result of a prohibition under the debt financing arrangements (the “Dividend”). This accrued but unpaid Dividend is payable upon the redemption of the Series B Stock. This obligation to accrue the Dividend terminates on September 6, 2017 after which time we will be unconditionally obligated to redeem the Series B Stock upon the request of the holders of such stock.
     Citi acted as exclusive financial advisor to JDA and DLA Piper US LLP acted as JDA’s legal counsel. J.P. Morgan Securities Inc. acted as exclusive financial advisor to i2 and Munsch Hardt Kopf & Harr, P.C. acted as i2’s legal counsel.
Investor Conference Call and Webcast Information for Today’s Announcements
     JDA Software Group, Inc. will host an investor conference call and webcast today, August 11, 2008 at 11:00 a.m. Eastern time to discuss the pending acquisition of i2 Technologies. To hear the audio portion of the call and for investor question and answers at the end, dial (888) 434-3293 (United States/Canada) or (706) 634-5126 (International) and ask the operator for the “JDA Software Group to Acquire i2 Technologies Investor Conference Call.”  To view the webcast of the call, go to the following web page 10 minutes prior to the time of the conference call: https://www.livemeeting.com/cc/jda/join. — using Meeting ID: 7DNQQG and Entry Code: 9W7673.  The conference call recording will be available for replay two hours after the call’s completion.  To access the recording, dial (800) 642-1687 (United States/Canada) or (706) 645-9291 (International) Conference ID 59781212. A replay of the webcast including audio will be posted on JDA’s website at http://www.jda.com/i2-acquisition.asp after 1:00 p.m. Eastern time on August 11, 2008.
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About i2 Technologies, Inc. (Pre Acquisition)
     Throughout its 20-year history of innovation and value delivery, i2 has dedicated itself to building successful customer partnerships.  As a full-service supply chain company, i2 is uniquely positioned to help its clients achieve world-class business results through a combination of consulting, technology, and managed services.  i2 solutions are pervasive in a wide cross-section of industries; 21 of the AMR Research Top 25 Global Supply Chains belong to i2 customers.  Learn more at www.i2.com.
About JDA Software Group, Inc. (Pre Acquisition)
     JDA® Software Group, Inc. (NASDAQ: JDAS) is focused on helping companies realize real supply chain and revenue management results – fast. JDA Software delivers integrated merchandising as well as supply chain and revenue management planning, execution, and optimization solutions for the consumer-driven supply chain and services industries. Through its industry leading solutions, leading manufacturers, distributors, retailers and services companies around the world are growing their businesses with greater predictability and more profitably. For more information on JDA Software, visit www.jda.com or contact us at info@jda.com or call +1.800.479.7382.
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“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995
     This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein include statements about the consummation of the pending merger of JDA Software Group, Inc. (“JDA”) and i2 Technologies, Inc. (“i2”), future financial and operating results of the combined company and benefits of the pending merger. Factors that could cause actual results to differ materially from those described herein include: (a) JDA’s ability to leverage the i2 products to enable it to further expand its position in the supply chain market; (b) JDA’s ability to successfully integrate and market the i2 products; (c) JDA’s and i2’s ability to obtain regulatory approvals; and (d) JDA’s and i2’ assumptions regarding the future financial and operating results of the combined company if JDA and i2 successfully complete the merger. Additional information relating to the uncertainty affecting the businesses of JDA and i2 as well as certain risk associated with the pending merger between JDA and i2 are contained in the respective filings with the SEC, including the Proxy Statement referred to below. Neither JDA nor i2 is under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
     In addition to the specific risks identified in the proceeding paragraph, mergers involve a number of special risks, including diversion of management’s attention to the assimilation of the technology and personnel of acquired businesses, costs related to the merger, the integration of acquired products, technologies and employees into JDA’s business and product offerings, and the risk that the merger is not consummated. Achieving the anticipated benefits of the pending merger will depend, in part, upon whether the integration of the acquired products, technology, or employees is accomplished in an efficient and effective manner, and there can be no assurance that this will occur. The difficulties of such integration may be increased by the necessity of coordinating geographically disparate organizations, the complexity of the technologies being integrated, and the necessity of integrating personnel with disparate business backgrounds and combining different corporate cultures. The inability of management to successfully integrate the business of the two companies, and any related diversion of management’s attention, could have a material adverse effect on the combined company’s business, operating results and financial condition.
Caution Required by Certain SEC Rules
     In connection with the proposed transaction, i2 has agreed to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a Proxy Statement soliciting approval for the proposed transaction. The Proxy Statement will contain important information about the proposed transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The Proxy Statement will be mailed to the stockholders of i2. Investors and security holders may obtain free copies of this document (when it is available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by going to i2’s Investor Relations page on its corporate website at www.i2.com/investor or by directing a request to i2 at One i2 Place, 11701 Luna Road, Dallas, Texas, 75234, Attention: Investor Relations (telephone: 469-357-1000).
     i2, and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of i2 in connection with the transaction described herein. Information regarding the special interests of i2’s directors and executive officers will be included in the Proxy Statement described above. Additional information regarding these directors and executive officers is also set forth in i2’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2008 and Annual Report on Form 10-K filed with the SEC on March 17, 2008. These documents are available free of charge at the SEC’s web site at www.sec.gov. i2’s filings are available free of charge on i2’s corporate website at www.i2.com/investor on its investor relations page or by telephone as listed below.
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JDA may be deemed to have participated in the solicitation of proxies from the stockholders of i2 in favor of the proposed transaction described herein. Information regarding JDA’s directors and executive officers is set forth in JDA’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 11, 2008 and Annual Report on Form 10-K filed with the SEC on March 14, 2008. These documents are available free of charge at the SEC’s web site at www.sec.gov. JDA’s filings are available free of charge on JDA’s corporate website at www.jda.com on its investor relations page or by telephone as listed below.
JDA Investor Relations Contact:
Kristen Magnuson, EVP/CFO
kristen.magnuson@jda.com
480-308-3000
JDA Public Relations Contact:
Karen K. Walker, Director, Corporate Communications
karen.walker@jda.com
512-474-2046
i2 Public Relations Contact
Beth Elkin, Sr. Director, Corporate Communications
Beth_Elkin@i2.com
469-357-4225
i2 Investor Relations Contact
Tom Ward, Director, Investor Relations
Tom_Ward@i2.com
469-357-3854
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NON-GAAP MEASURES OF PERFORMANCE
(in millions)

			Combined
	JDAS	ITWO	Company
	(TTM Ended	(TTM Ended	(Before
	June 30, 2008)	June 30, 2008	Synergies)

Non-GAAP Operating Income and Adjusted EBITDA

Operating Income (GAAP BASIS)	$44.6	$105.8	$150.4

Adjustments for non-GAAP measures of performance:
Add back amortization of software technology	6.0	—	6.0
Add back amortization of intangibles	20.1	.1	20.2
Add back restructuring charges and adjustments to acquisition-related reserves	3.5	4.0	7.5
Add back stock-based compensation	6.5	10.9	17.4
Less gain on intellectual property settlement, net	—	(79.0)	(79.0)

Adjusted non-GAAP Operating Income	80.7	41.8	122.5

Add back depreciation	9.8	4.0	13.8

Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization)	$90.5	$45.8	$136.3

JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, Ariz. 85260